EXHIBIT 10.1
Lease, entered into as of September 13, 2005, by and between LaSalle National Bank and
Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 and Home Products International, Inc.

MIDWAY BUSINESS CENTER
CHICAGO, ILLINOIS
LEASE
BETWEEN
LA SALLE BANK, NA
OF CHICAGO, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06,
Landlord
AND
Home Products International, Inc.
Tenant

MIDWAY BUSINESS CENTER
LEASE
     THIS LEASE (“Lease”) is entered into as of the 29th day of July 2005 by and between LaSalle National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 (together with its successors and assigns, “Landlord”) and Home Products International, Inc., a Delaware corporation (together with its permitted successors and assigns, “Tenant”).
1.FUNDAMENTAL LEASE TERMS. Certain fundamental lease terms (the “Fundamental Lease Terms”) are set forth below in this Section 1:

1.1	Building and Address:	5501 and 5455 S. Archer Avenue, Unit A and 5350 S. Cicero Avenue, Chicago, IL 60638

1.2	Tenant:	Home Products International, Inc.

1.3	Tenant’s Notice Address, Telephone and Facsimile No.:	885 North Chestnut Street Seymour, Indiana 47274 Phone: (812) 522- 5130 Ext. 3403 Fax: (812) 523- 2258

1.4	Landlord:	LaSalle Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06

1.5	Landlord’s Notice Address:	c/o New Management, Ltd. 212 N. Sangamon Street Suite 1- A Chicago, IL 60607 Attn: Property Manager

1.6	Premises:	Approximately 205,077 square feet located at the Midway Business Center in Chicago, Illinois, as shown on the plan attached hereto and made a part hereof as Exhibit A and identified as (i) 5501 S. Archer Avenue, (ii) 5455 S. Archer Avenue, Unit C- 2, Space A, (iii) 5507 S. Archer Avenue, (iv) 5350 S. Cicero Avenue, and (v) 5350 S. Cicero Avenue, Chicago, IL 60638

1.7	Initial Term:	10 years

1.8	Option Term:	Tenant shall have three (3) Five (5) year options beginning at the end of the initial lease term.

1.9	Rent Commencement Date:	October 1, 2005

1.10	Lease Commencement Date:	August 1, 2005

1.11	Rent:	Lease Period:	Monthly Base Rent :
		08/01/05- 09/30/05	$.00
		10/01/05- 07/31/06	$52,636.43
		08/01/06- 09/30/06	$.00
		10/01/06- 07/31/07	$53,661.82
		08/01/07- 09/30/07	$.00
		10/01/07- 07/31/08	$54,687.20
		08/01/08- 07/31/09	$55,883.48
		08/01/09- 07-31-10	$56,908.87
		08/01/10- 07/31/11	$58,105.15
		08/01/11- 07/31/12	$59,301.43
		08/01/12- 07/31/13	$60,497.72
		08/01/13- 07/31/14	$61,694.00
		08/01/14- 07/31/15	$62,890.28

1.12	Option Term Rent:	Option Term Base Rent shall be at the rate equal to 102.0% of the Base Rent applicable during the final Lease Year of the Initial Term or Option Term as the case may be. Rent during the Option Term shall escalate yearly at the rate of 102.0% above the previous Lease Year’s Base Rent.

1.13	Security Deposit:	$62,890.00

1.14	Tenant’s Proportionate Share:	15.76%

1.15	Permitted Use:	Warehouse and related office

1.16	Brokers:	Paine-Wetzel and Epic-Savage
2.DEFINED TERMS
     2.1 Affiliate: means any person or entity controlling controlled by or under common control with Tenant. For purposes hereof, “control” shall mean the ownership of not less than fifty percent (50%) of the economic ownership interests in an entity, along with the power to control the management and policy- making decisions of such entity.

     2.2 Alteration: means any alteration, decoration, improvement or addition to the Premises, or installation of any utility, mechanical, communication or alarm system in the Premises.
     2.3 Calendar Year: means the twelve (12) month period January through December of any year (or portion thereof).
     2.4 Intentionally Omitted.
     2.5 Center: means the Midway Business Center.
     2.6 HPI: means Home Products International, Inc.
     2.7 City: means the City of Chicago.
     2.8 Events of Bankruptcy: means the occurrence of any one or more of the following events or circumstances:
(a)	If Tenant shall file in any court a voluntary petition in bankruptcy or insolvency or for reorganization within the meaning of the Federal Bankruptcy Code, or for arrangement within the meaning of such Code (or for reorganization or arrangement under any future bankruptcy or reform act for the same or similar relief), or for the appointment of a receiver or trustee for all or a portion of the property of Tenant, or

(b)	If an involuntary petition shall be filed against Tenant, and such petition shall not be vacated or withdrawn within thirty (30) days after the date of filing thereof, or

(c)	If Tenant shall make an assignment for the benefit of creditors, or

(d)	If Tenant shall be adjudicated a bankrupt or shall admit in writing an inability to pay its debts as they become due, or

(e)	If a receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction (except where such receiver shall be appointed in an involuntary proceeding, and be withdrawn within thirty (30) days from the date of his appointment).
     2.9 Events of Force Majeure: means any accident, inability to obtain fuel or materials, strike or lockout (whether legal or illegal), act of God or other event, occurrence or circumstance beyond Landlord’s reasonable control.
     2.10 Hazardous Materials: means (i) substances defined as “hazardous substances”, “toxic substances” or “hazardous wastes” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C., Sec. 9061, et. seq.), the Hazardous Materials Transportation Act (49 U.S.C., Sec. 1802), the Resource Conservation and Recovery Act (42 U.S.C., Sec. 6901 et. seq.), the Toxic Substances Control Act of 1976, as

amended (15 U.S.C., Sec. 2601, et. seq.) or in any other federal, state or local laws and ordinances now or hereafter in effect governing similar matters, or in any regulations adopted or publications promulgated pursuant thereto (collectively, “Environmental Laws”); (ii) asbestos and asbestos containing materials; and (iii) petroleum and petroleum based products.
     2.11 Land: means the land on which the Building is located, which Land is legally described on Exhibit C attached hereto.
     2.12 Landlord’s Representative: means Property Manager.
     2.13 Laws: means all laws (including, without limitation, Environmental Laws); statutes (including, without limitation, the Americans with Disabilities Act); codes; ordinances; governmental rules, regulations or requirements; judicial decrees or orders; administrative rulings or orders; covenants, conditions or restrictions of record of which Tenant has received copies; and governmental permits, licenses, approvals or certificates (including, without limitation, any certificate of occupancy for the Premises or the Building) now or hereafter in effect and applicable to the Premises, the Property or the use, occupancy or operation of the Premises or the Property.
     2.14 Lease Year: means each consecutive twelve (12) month period beginning with the Lease Commencement Date, except that if the Lease Commencement Date is other than the first day of a calendar month, then the first Lease Year shall be the period from the Lease Commencement Date through the date twelve (12) months after the last day of the calendar month in which the Lease Commencement Date occurs, and each subsequent Lease Year shall be the period of twelve (12) months following the last day of the prior Lease Year.
     2.15 Material Alteration: means any Alteration which: (i) affects the roof or structural components of the Building, (ii) affects any HVAC, utility or mechanical systems or equipment in the Building, and (iii) costs more than $25,000 to complete (including all labor and material costs).
     2.16 Mortgagee: means the mortgagee, from time to time, under any mortgage granted by Landlord and now or hereafter encumbering the Property or any portion thereof.
     2.17 Property: means collectively, the Land, the Building and all other buildings and improvements located in the Center, which Property is located at the southwest corner of South Cicero Avenue and South Archer Avenue, Chicago, Illinois.
     2.18 Rent: means collectively, Base Rent, Additional Rent and all other amounts to be paid by Tenant to Landlord under this Lease.
     2.19 Taxes: means all real estate taxes and assessments and similar governmental charges, special or otherwise, direct or indirect, ordinary or extraordinary (including, without limitation, those levied or assessed by special taxing districts now or hereafter created) levied or assessed upon or with respect to the Property and/or Landlord’s leasehold interest in the Property, and ad valorem taxes for Landlord’s personal property used in connection therewith. Should any political subdivision or governmental authority having jurisdiction over the Property, impose a tax, assessment, charge or fee which Landlord shall be required to pay, either by way of substitution for such real estate taxes and ad valorem personal property taxes, or in addition to such real estate taxes and ad valorem personal property taxes, or impose an income or franchise tax or a tax on rents which may be in addition to or in substitution for a tax levied against the Property and/or Landlord’s personal property used in connection with the Property, such taxes, assessments, fees or charges shall be deemed to constitute Taxes hereunder. “Taxes” shall also include all reasonable fees and costs incurred by Landlord in connection with any appeal or protest for the purpose of reducing or limiting the increase in any Taxes, provided that (and only to the extent that) such appeal or protest is successful. “Taxes” shall not include inheritance, income, transfer or franchise taxes paid by Landlord, other than as described above. In determining the amount of Taxes for any Calendar Year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law, regardless of whether Landlord made such election. Except as provided in the preceding sentence, all references to Taxes “for” a particular Calendar Year shall be deemed to refer to non-delinquent Taxes actually paid (or if unpaid which were due and payable) by Landlord during such Calendar Year.
     2.20 Tenant’s Representative: Richard Simpson
3. AGREEMENT TO LEASE.
     3.1 Landlord hereby leases to Tenant, and Tenant hereby accepts and leases from Landlord, the Premises for the Initial Term set forth in Section 1.7, and any Option Term for which Tenant has properly exercised its Option to Renew, subject to the terms and conditions set forth in this Lease.
     3.2 Tenant may exercise its option to renew the term of this Lease for each Option Term set forth in Section 1.8 and the Base Rent set forth in Section 1.11 by giving Landlord written notice provided no later than 180 days prior to the expiration of the Initial Term of this Lease (or prior Option Term, as the case may be. The option to renew shall be null and void, and any attempted exercise thereof shall be of no effect, if as of the date of such notice, an Event of Default (as hereinafter defined) has occurred and is continuing.
     3.3 The Landlord shall have the right to terminate this Lease Agreement at any time after the end of the fifth Lease Year only if (i) the Landlord has “firm plans” to redevelop the Property and to convert to a non-industrial use, and (ii) provided the Landlord delivers to the Tenant in writing notice of such termination not less than one (1) year prior to the date of such termination. As used herein, the Landlord shall be deemed to have “firm plans” in the event Landlord has received necessary site plan and/or zoning approvals as necessary to redevelop the Property to any such non-industrial use in accordance with all Laws. Notwithstanding anything contained herein to the contrary, Tenant, at Tenant’s option, shall have no obligation to vacate the Premises (and the term of this Lease shall so continue) until a date which is thirty (30) days prior to such date as Landlord shall commence construction or demolition work with respect to the Property.

     3.4 In the event that Landlord shall receive a Bona Fide Offer (as hereinafter defined) to lease any portion of the Building (other than the Premises) at any time and from time to time during the term of this Lease or any Option Term from any person or entity, Landlord shall so notify Tenant together with a true and correct copy of said Bona Fide Offer. For purposes hereof, a “Bona Fide Offer” shall be deemed to be a written offer to lease such portion of the Building by a person or entity that is not related or affiliated with Landlord which Landlord intends to accept (subject to this paragraph). Tenant may, at Tenant’s option and within ten (10) days after receipt of Landlord’s notice of said Bona Fide Offer and receipt of a copy thereof, offer to lease the portion of the Building governed by such Bona Fide Offer upon the same rental rate set forth in such offer, subject to the terms and conditions of this Lease, in which event, Landlord shall lease the additional portion of the Building to Tenant upon said terms and conditions and at said rental rate. In such event, the parties shall enter into a written amendment to this Lease as necessary to reflect that such additional portion of the Building constitutes a part of the Premises and the additional terms and conditions and rental rate governing such additional space. Failure of Tenant to exercise such right prior to the end of such ten (10) day period shall be deemed to be Tenant’s election not to exercise its rights hereunder and Landlord shall have the right to enter into a lease with any such person on the same terms and conditions set forth in the Bona Fide Offer. Tenant’s election not to exercise its right of first refusal hereunder shall not prejudice Tenant’s rights hereunder as to any further Bona Fide Offer. The terms and conditions contained in this paragraph shall be binding upon the heirs, successors and assigns of Landlord. Tenant’s rights hereunder are subject to any and all option, right of first offer or rights of first refusal rights granted to existing tenants of the Building as of the date hereof.
4. RENT.
     4.1 Place and Manner of Payment. Tenant shall pay Rent to Landlord at the address set forth in Section 1.5 hereof or to such other person or at such other address as Landlord may designate from time to time, without offsets or deductions of any kind whatsoever (except as otherwise expressly set forth under the terms of this Lease), at the times and in the manner set forth in this Lease. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.
     4.2 Rent. From and after the Rent Commencement Date as defined in Section 1.9, Tenant shall pay annual Base Rent in the respective amounts set forth in Section 1.11 hereof. The Base Rent payable for each Lease Year shall be paid in twelve (12) equal monthly installments, paid in advance not later than the first (1st) day of each month. If the Rent Commencement Date is other than the first (1st) day of a month, then the installment of Base Rent for such initial month shall be prorated on a per diem basis for such fractional period and shall be paid on the Rent Commencement Date unless otherwise noted.
     4.3 Additional Rent. In addition to paying the Base Rent, from and after the Lease Commencement Date Tenant shall pay as “Additional Rent” which shall be due and payable within thirty (30) days of Landlord’s written request therefor the amounts determined as set forth below.

Taxes:	Tenant will pay Tenant’s Proportionate Share of all increases in Taxes relating to the

Property over the Taxes paid with respect to the Property during the 2006 base Calendar Year (i.e., 2005 Taxes payable in 2006).

Property Insurance:	Tenant will pay Tenant’s Proportionate Share of all increase in property insurance premiums relating to the Property over the insurance premiums with respect to the Property paid during the 2006 base Calendar Year.
     4.4 Rent Abatement. Landlord shall provide the Tenant with six months (6) months free Rent as follows; Two months at the beginning of each of the first (3) Lease Years beginning with the Lease Year commencing August 1, 2005.
5. LANDLORD’S SERVICES AND UTILITIES.
     5.1 As long as no Event of Default has occurred and is continuing under this Lease, Landlord shall furnish the following services:
     (i) Repairs and maintenance (and if necessary, replacements) of air conditioning and heating units providing service to the Premises. Notwithstanding anything contained herein to the contrary, if any repairs, maintenance or replacements are necessitated by the negligence or willful misconduct of Tenant, its agents, servants or employees, then the reasonable cost thereof shall be billed directly to Tenant, and Tenant shall pay Landlord therefor within fifteen (15) days after receiving such bill;
     (ii) Domestic water service in common with other tenants. In the event that water is not separately metered for the Premises and Tenant uses a materially greater amount of water than the usual amount used in similar buildings, then Landlord may bill Tenant for the additional cost of such increased use and for the cost of determining such increased use, and Tenant shall pay Landlord therefor within fifteen (15) days after receiving such bill. If as of the Rent Commencement Date, water service is not separately metered for the Premises, Landlord reserves the right to install separate meters for the Premises at Tenant’s sole cost and expense during the Term of this Lease.
     (iii) Dock levelers. The Landlord shall deliver the Premises with the minimum of twenty (20) working dock levelers out of existing dock areas which are reserved for the exclusive use of Tenant. Landlord is not obligated to create new dock areas only to repair or replace existing equipment for tenant’s occupancy. During the term hereof, it shall be the Tenant’s responsibility to maintain and or replace levelers at Tenant’s sole expense;
     (iv) Sanitary sewer service in common with other tenants. If Landlord determines that additional sanitary sewer capacity is required or that a separate sanitary sewer line servicing the Premises exclusively is or may be prudent based on the nature of the Permitted Use (e.g., excessive amounts or unique nature of discharge from the Premises), Landlord may increase such capacity and/or install a separate sanitary sewer line servicing the Premises, all at Tenant’s sole cost (which cost shall include a reasonable administrative fee payable to Landlord in connection therewith). Tenant shall pay any such costs to Landlord within fifteen (15) days after being billed therefor without mark-up. If a separate sanitary sewer line is installed serving the Premises and such service is not separately metered to the Premises, then Landlord may bill Tenant for the cost of sanitary sewer service furnished to the Premises through such separate line, and Tenant shall pay Landlord therefor within fifteen (15) days after receiving such bill.
     (v) Maintenance in reasonable repair of exterior lighting, driveways and sidewalks; regular mowing of grass, trimming, weed removal, and general landscape maintenance as reasonably necessary; removal of snow and ice from the driveways and sidewalks as reasonably necessary.
     (vi) Coordination of any repairs and other maintenance of any railroad tracks serving the Building and if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time within ten (10) days of written request, as Additional Rent, for its Share (as hereinafter defined) of the actual costs (without markup) of such repair and maintenance and any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks. Such costs to be borne annually by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each such calendar year during the term in proportion to all rail cars shipped or received by all tenants and occupants of the Building.
     5.2 Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, and other utilities and services used on or from the Premises, including without limitation, Tenant’s share as determined by Landlord for the use of any central station signaling system installed in the Premises or the Building together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Without limiting the foregoing, Tenant shall be responsible for bringing telephone lines from the feed connection located in the Center to the Premises. Subject to Landlord’s obligations with respect to the Premises pursuant to Exhibit B, Tenant shall thereafter furnish all electric light bulbs, tubes and ballasts, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its reasonable discretion. Any such utility charges paid by Landlord and assessed against Tenant shall be due to Landlord within ten (10) days and shall be Additional Rent hereunder.
     5.3 Landlord shall not be obligated to provide any services other than those expressly set forth above in this Section. Landlord does not warrant that any of the services mentioned above will be free from Events of Force Majuere. Any such interruption of service shall never be deemed an eviction (actual or constructive) or a disturbance of Tenant’s use and possession of the Premises or any part thereof and shall never render Landlord liable to Tenant for damages or relieve Tenant from performance of Tenant’s obligations under this Lease; provided, that in the event any such interruption shall prohibit or materially interfere with Tenant’s use and occupancy of all or portions of the Premises for more than ten (10) consecutive days, then Tenant shall have the right to abate Rent with respect to such portions of the Premises for such periods of interruption.

6. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of all its obligations hereunder, Tenant has upon execution of this Lease paid to Landlord the amount set forth in Section 1.13 hereof (the “Security Deposit”), which amount may be applied by Landlord for the purpose of curing any Event of Default by Tenant under this Lease. Landlord shall be permitted to commingle the Security Deposit with Landlord’s general funds; provided, however, in no event shall such Security Deposit be deemed the property of Landlord. Landlord shall not be required to pay any interest on the Security Deposit. If any portion of the Security Deposit is applied to cure an Event of Default by Tenant, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a breach of this Lease. If no Event of Default has occurred hereunder or if Landlord has not applied the full amount of the Security Deposit to said Event of Default, then the Security Deposit, or any portion thereof not so applied by Landlord, shall be paid in cash to Tenant when all Rent payments due hereunder have been made, and Tenant shall have vacated the Premises in accordance with the provisions of this Lease. The Security Deposit is not an advance payment of Rent or an account of Rent, or any part or settlement thereof, or a measure of Landlord’s damages. In the event Landlord transfers all or any part of its interest in the Building or this Lease, Landlord shall have the right to transfer the Security Deposit to the transferee. Upon such transfer, Tenant shall thereby release Landlord from all liability or obligation for the return of the Security Deposit, which shall be promptly returned to the Tenant within thirty days (30) after vacating the premises.
7. USE. Tenant shall use and occupy the Premises for the Permitted Use only and for no other purpose, unless otherwise expressly agreed in writing by Landlord. Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied contrary to or in violation of any Laws, or in any manner which would: (i) cause structural injury to the Premises or the Building; (ii) invalidate any insurance policy affecting the Premises or the Building; (iii) increase the amount of premiums for any insurance policy affecting the Premises or the Building; (iv) may be dangerous to persons or property; (v) create a nuisance, or disturb any other occupant of the Building; or (vi) injure the reputation of the Building.
8. CONDITION OF PREMISES; LANDLORD’S WORK. Tenant is leasing the Premises in “as is” condition, with exception, that prior to the Lease Commencement Date Landlord will improve the Premises in accordance with the provisions of Exhibit B hereto as specifically contained herein. The Landlord will deliver the Premises to the Tenant in a broom clean condition in compliance with all Laws. The parties agree that notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to repair, replace or remediate any portion of or condition of the improvements which does not comply with all Laws in effect as of the Lease Commencement Date.
9. EARLY POSSESSION. If Tenant takes possession of all or any part of the Premises prior to the Lease Commencement Date, all of the covenants and conditions of this Lease shall be binding upon the parties hereto the same as if the Lease Commencement Date had been fixed as of the date when Tenant took such possession; provided Tenant shall have no obligation to pay Rent until the Rent Commencement Date.

10.	ASSIGNMENT AND SUBLETTING.
     10.1 Prohibitions. Tenant shall not, without the prior written consent of Landlord: (a) assign, convey or mortgage this Lease or any interest hereunder, other than to an Affiliate; (b) permit any assignment of, or lien upon this Lease or Tenant’s interest herein by operation of law or otherwise; (c) sublet the Premises or any part thereof, other than to an Affiliate; or (d) permit the use of the Premises by any parties other than Tenant, its agents and employees. Landlord shall not unreasonably withhold its consent to any such assignment or subletting. Tenant acknowledges and agrees that Landlord has a vital interest in the nature, variety and location of tenants in the Building as a who le and that Landlord’s right to withhold its consent to any proposed assignment or subletting for reasonable business concerns and purposes is a material consideration for the rental rate and terms contained in this Lease. Neither an assignment or subletting to an Affiliate, nor Landlord’s consent to any other assignment, subletting or transfer, nor Landlord’s election to accept any assignee, sublessee or transferee as Tenant hereunder, shall release the original Tenant from any covenant or obligation under this Lease. Landlord’s consent to any assignment or subletting shall not constitute a waiver of Landlord’s right to consent to any future assignment or subletting.
     10.2 Notice to Landlord. Tenant shall give Landlord written notice of any proposed sublease or assignment (including, without limitation, a proposed sublease, or assignment to an Affiliate) at least fifteen (15) days prior to the effective date of such proposed sublease or assignment. Such notice shall contain the name of the proposed sublessee or assignee, a copy of the proposed sublease or assignment document, a description of the intended use of the Premises by the proposed sublessee or assignee, and such other information as Landlord may reasonably request to evaluate the character, reputation and creditworthiness of the proposed assignee or sublessee and the proposed use of the Premises by such proposed assignee or sublessee. In connection with a sublease or assignment to an Affiliate, such notice shall be accompanied by reasonable evidence that the proposed sublessee or assignee is an Affiliate.
     10.3 Sharing of Profits. Without limitation of any other provision hereof, should Tenant propose to assign this Lease or sublet the Premises to any person or entity other than an Affiliate, and the rent payable to Tenant thereunder by such sublesee or assignee shall exceed the Rent payable by Tenant hereunder, then Tenant agrees to pay as Additional Rent hereunder an amount equal to fifty percent (50%) of the “profits” actually received by Tenant from the assignment or sublease. For purposes of this Section, “profits” shall mean the amount of any and all consideration received by Tenant in connection with such sublease or assignment, minus the amount of Rent to be paid by Tenant under this Lease for the portion of the Term and the portion of the Premises covered by such sublease or assignment, minus all reasonable, out-of-pocket costs incurred by Tenant in connection with such assignment or sublease.
     10.4 Transfers of Ownership Interests in Tenant. If Tenant is a partnership or a corporation whose partnership interests or stock are not publicly traded, any event or transaction or series of events or transactions resulting in a transfer of control of Tenant shall be deemed to be a voluntary assignment of this Lease by Tenant and shall be subject to the provisions of this Section 10. For purposes of this Section 10.4, the term “control” shall have the meaning set forth in Section 2.1 hereof. Tenant shall pay to Landlord as Additional Rent hereunder, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) paid or incurred by

Landlord in connection with any proposed assignment or subletting hereunder, regardless of whether Landlord withholds or grants its consent to such assignment or subletting.
11.	REPAIRS AND ALTERATIONS.
     11.1 Tenant’s Repair Obligations. Subject to Section 11.4 hereof Tenant will, at its own expense, keep the Premises in good condition and repair during the Term as follows: (a) repairs to all heating, ventilating or air conditioning systems or units and security systems which solely serve the Premises (i.e. are not systems or units also serving other tenants or premises in the Building), (b) repairs of all damage to the Premises (including, without limitation, dock levelers) except to the extent caused by Landlord or its agents, (c) repairs (or replacement) of all damaged or broken glass, fixtures, improvements and appurtenances, and (d) repairs of all electrical and plumbing systems in the Premises. If Tenant does not fulfill its obligations under this Section 11.1, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, plus an additional ten percent (10%) to cover Landlord’s overhead and related expenses, forthwith upon being billed for same. Landlord may enter the Premises at all reasonable times (and upon prior notice) to make such repairs and replacements and any other repairs, alterations, improvements, and additions to the Premises or to the Building or to any equipment located in the Building to the extent Landlord is obligated to so maintain such items under the terms of this Lease. Tenant shall not be obligated to repair or replace the roof or any structural elements in the Premises. Notwithstanding anything contained herein to the contrary, if any damage to the Property or to the Premises or to any equipment thereon or appurtenance thereto results from any negligent act or omission of Tenant or of Tenant’s contractors, agents or employees, Landlord shall notify Tenant thereof and in the event Tenant fails to repair such damage within a reasonable time period then Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total cost of such repairs, plus an additional ten percent (10%) to cover Landlord’s overhead and related expenses.
     11.2 Prohibition on Material Alterations. Tenant shall not, without the prior written consent of Landlord, make any Material Alterations. Landlord may withhold its consent to any Material Alterations in its reasonable discretion. Tenant may, without obtaining Landlord’s consent, paint and make minor decorative changes within the Premises (e.g., wallpaper and picture hanging).
     11.3 Performance of Alterations. The work necessary to make any Alterations shall be done by employees of or contractors employed by Tenant and which are reasonably approved by Landlord, which approval will not be unreasonably withheld, Tenant shall deliver to Landlord, for its review and approval prior to commencing any such Material Alterations, copies of all contracts and subcontracts related to such Material Alterations, and plans, working drawings and specifications necessary to perform such work. Landlord’s review of Tenant’s plans, specifications or working drawings shall impose no responsibility or liability on Landlord, and shall not constitute a representation, warranty or guarantee by Landlord, with respect to the completeness, design, sufficiency or compliance thereof with any Laws. All Alterations performed by Tenant or its contractors shall be done in a first-class, workmanlike manner using only new and good grades of materials and shall comply with all insurance requirements and all Laws. Tenant shall permit Landlord to supervise all Alterations, and Landlord may charge a supervising fee not to exceed ten percent (10%) of the total cost of the Alterations, including without limitation, all labor and material costs, if Tenant’s employees or contractors perform the Alterations. Tenant shall promptly pay to Tenant’s contractors, when due, the cost of all fees upon completion of the Alterations, Tenant shall deliver to Landlord evidence of payment and full and final waivers of all liens for labor, services or materials. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend and hold Landlord and its partners and their respective officers, shareholders, directors, agents and employees harmless from all claims, causes of action, liabilities, losses, costs, damages, liens and expenses related to any Alterations, whether performed by or under the direction of Landlord, and whether performed in compliance with this Section 11 or any other conditions imposed by Landlord.
     11.4 Landlord’s Repair Obligation. Landlord shall repair the structural elements of the Building and the foundation and the roof at its sole cost and expense. Notwithstanding anything contained in Section 11.1 to the contrary, in the event any component of the building systems, including, without limitation, any HVAC, plumbing or electrical systems require replacement during the term of this Lease and such replacement would constitute a capital expenditure in accordance with generally accepted accounting principles, then Landlord shall replace such components at Landlord’s sole cost and expense.
12. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice (except as expressly provided below) and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent:
(a)	To change the name or street address of the Building upon reasonable prior notice;

(b)	To install, affix and maintain all signs within and on the exterior of the Building and on the Land;

(c)	Intentionally Omitted;

(d)	To show the Premises to prospective tenants at reasonable hours during the last six (6) months of the Term and, if vacated during such year, to prepare the Premises for re-occupancy, and to show the Premises to prospective purchasers and lenders of the Building at reasonable hours upon reasonable prior verbal notice at any time during the Term;

(e)	To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Landlord;

(f)	To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building or the Property, or any part thereof, and for such purposes to enter upon the Premises upon reasonable prior verbal notice (except in an emergency, in which case no notice shall be necessary), and during the continuance of any such work, to temporarily close roads, drives, doors, entryways, public space and corridors in the Building or on the Property, and to interrupt or suspend temporarily Building services and facilities, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible; provided, however, in the event any interruption, suspension or interference with the Building or Property shall prevent Tenant from using all or any portions of the Premises for a period of ten (10) consecutive days, then Rent shall abate with respect to such portions of the Premises for such period of interference or interruption. Landlord agrees to use reasonable efforts to minimize the effect of any such interference or interruption on Tenant’s use and occupancy of the Premises.
(g)	To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber it;

(h)	To grant to anyone the exclusive right to conduct any business or render any service in or to the Property, provided such exclusive right shall not operate to exclude Tenant from the Permitted Use;

(i)	To approve the location of equipment and articles in and about the Premises and the Building so as not to exceed the legal live load; and

(j)	To prohibit the placing of vending or dispensing machines of any kind in or about the Premises, except for vending or dispensing machines for the sole use of Tenant and its employees.
13. COVENANT AGAINST LIENS. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Property or the Premises, and in the case of any such lien attaching, to pay off and remove or bond over any such lien to Landlord’s satisfaction within fifteen (15) days after the filing thereof. If any such lien attaches, and Tenant fails to remove or bond over such lien to Landlord’s satisfaction within said 15-day period, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien without being responsible for making an investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed Additional Rent hereunder, payable upon demand. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord such security as may reasonably be deemed satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

14. WAIVERS AND INDEMNITIES.
     14.1 Waiver. To the extent not expressly prohibited by law, Tenant waives all claims it may have against Landlord and its partners, and their respective officers, shareholders, directors, agents and employees, for any damage to person or property or loss of business due to the Property, the Premises or any part of either thereof or any appurtenances thereto or improvements thereon not being in good condition or becoming out of repair, or due to the happening of any accident in or about the Property or the Premises or due to any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord and its partners, and their respective officers, shareholders, directors, agents and employees. This provision shall apply particularly (but not exclusively) to damage caused by water, snow, frost, steam, sewage, gas, faucets and plumbing fixtures, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all Tenant’s property upon the Premises shall be there at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof, unless due to gross negligence or willful misconduct of the Landlord, its employees, contractors or agents.
     14.2 Indemnification. Except in the event caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its partners and their respective officers, shareholders, directors, agents and employees against any claims or liability for injury or damage to person (including accidental death) or property (or for loss or misappropriation of property) (i) occurring in or about the Premises, or (ii) arising from any breach or default on the part of Tenant under this Lease, or (iii) arising from any negligent act or omission of Tenant or any employee, agent, servant, invitee or contractor of Tenant, or (iv) arising out of or related to Tenant’s operations or activities on or use of the Premises or the Property, and from any cost relating to any of the foregoing (including, without limitation, attorneys’ fees).
     14.3 No Implicit Waivers. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice of the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
15. DEFAULTS AND LANDLORD’S REMEDIES.
     15.1 Defaults. It shall be a default (“Event of Default”) under this Lease if: (i) default shall be made in the payment of Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other agreement between Landlord and Tenant, and such default shall continue for ten (10) days; or (ii) default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and perform under this Lease, and such default shall continue for thirty (30) days after written notice to Tenant (unless such default shall give rise to a hazardous condition requiring an immediate cure, in which case, no notice is necessary and Tenant must cure such default immediately); provided, however, that Landlord shall not be entitled to exercise its remedies on account of any default described in this clause (ii) if (a) such default cannot reasonably be cured within thirty (30) days, and (b) Tenant commences to cure such default within said thirty (30) day period and thereafter diligently and continuously proceeds with such cure, and (c) Tenant cures such default within a reasonable period of time not to exceed ninety (90) days after Landlord’s notice of such default; or (iii) the interest of Tenant in this Lease is levied on under execution or other legal process, or (iv) an Event of Bankruptcy occurs, or (v) Tenant dissolves or ceases to exist, or (vi) Tenant shall abandon or vacate the Premises during the Term for more than thirty (30) consecutive days.
     15.2 Landlord’s Remedies. Upon an Event of Default under this Lease, Landlord at its option may, without notice or demand of any kind to Tenant or any other person, exercise any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:
(a)	Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to all Rent accrued and unpaid for the period up to and including the date of termination, plus as final and liquidated damages (and not as a penalty), Landlord’s reasonable estimate of the amount of Rent that would be payable from the date of such termination through the balance of the scheduled Term, less the fair rental value of the Premises for said period (taking into consideration the time to relet the Premises, and taking into consideration and reducing said fair rental value by, the reasonable cost of reletting the Premises), plus any other sum of money and damages owed by Tenant to Landlord.

(b)	Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry or detainer suit or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to make any repairs in or to the Premises that may be necessary or appropriate, and Tenant shall, upon written demand, pay the reasonable cost thereof. If Landlord shall fail or refuse to relet the Premises, or if the Premises are relet and a sufficient sum shall not be realized from such reletting to pay all of the costs and expenses (i) of such repairs, (ii) of such reletting (including, without limitation, all brokerage, advertising, and legal expenses), and (iii) of the collection of the rent accruing therefrom, and to satisfy the Rent provided for in this Lease, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for such period or periods, as such Rent becomes due, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph (b) from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.
(c)	Landlord may perform the obligation that is the subject of such Event of Default for the account and at the expense of Tenant. All costs incurred by Landlord in performing such obligation, plus an administrative fee equal to ten percent (10%) of such costs, plus all reasonable attorneys’ fees and expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease shall become Additional Rent hereunder and shall be due and payable by Tenant on demand.

(d)	The non-prevailing party shall pay the costs and expenses incurred by the prevailing party, including reasonable attorney’s fees, incurred in enforcing the provisions of this Lease. Tenant shall pay Landlord’s cost and expense, including reasonable attorney’s fees, incurred as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any person claiming through or under Tenant.
16. SURRENDER OF POSSESSION.
     16.1 Condition of Premises. At the termination of this Lease by lapse of time or otherwise, or upon a termination of Tenant’s right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord, and shall return the Premises and all equipment and fixtures of Landlord to Landlord in as good condition as when Tenant originally took possession, ordinary wear and tear, loss or damage by fire or other insured casualty, and damage resulting from the acts of Landlord or any of its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand. All Alterations, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Land lord’s property, and unless Landlord requests their removal, shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise or upon a termination of Tenant’s right to possess the Premises, without compensation to Tenant, excepting, however, Tenant’s movable furniture, equipment and trade fixtures, provided that they may be removed without damage to the Premises or the Building. If Tenant does not remove such property upon the scheduled expiration or within fifteen (15) days after any (i) earlier termination of this Lease, or (ii) upon the termination of Tenant’s right to possess the Premises, at Landlord’s election: (a) Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without payment or credit by Landlord, or (b) Tenant shall be conclusively presumed to have forever abandoned such property, and without accepting title thereto, Landlord may, at Tenant’s expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof without incurring liability to Tenant or to any other person, and Tenant shall pay Landlord upon demand the expenses incurred in taking such actions. Tenant’s obligations under this Section 16.1 shall survive the expiration or earlier termination of the Term of this Lease.
     16.2 Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, or after a termination of Tenant’s right to possess the Premises, then Landlord may, at Landlord’s sole election at any time after the termination of this Lease or Tenant’s right of possession, serve written notice on Tenant that such holding over constitutes either: (a) the creation of a month-to-month tenancy upon each of the terms herein provided as may be applicable to such month-to-month tenancy, except that Tenant shall pay to Landlord Base Rent for each month or portion thereof in the amount set forth below, plus all Additional Rent (including, without limitation, the Operating Expense Amount and Estimated Payments) coming due during such period, or (b) the creation of a tenancy at sufferance upon each of the terms herein provided as may be applicable to such tenancy at sufferance, except that Tenant sha ll pay to Landlord a per diem rent equal to the per diem Base Rent set forth below, plus the per diem amount of all Additional Rent (including, without limitation, the Operating Expense Amount and Estimated Payments). If no written notice is served by Landlord, then a tenancy at sufferance with Rent as stated in (b) above shall have been created. The provisions of this Section shall not operate as a waiver by Landlord of any right of re-entry herein provided. If Tenant remains in possession more than thirty (30) days after the termination of this Lease, whether by lapse of time or otherwise, or after a termination of Tenant’s right to possess the Premises, at Landlord’s option expressed in a written notice to Tenant delivered no later than ten (10) days after such 30-day period and not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year commencing on the thirty- first (31st) day after the termination of this Lease or of Tenant’s right of possession at the Base Rent set forth below, plus all Additional Rent (including, without limitation, the Operating Expense Amount and Estimated Payments) coming due during such period. In addition to and not in limitation of all other remedies set out in this Section, Tenant shall be liable for all direct damages sustained by Landlord on account of Tenant’s holding over. Base Rent payable during any holding over shall be as follows:
          (i) During the first sixty (60) days following the termination of this Lease or the termination of Tenant’s right of possession, one hundred fifty percent (150%) of the Base Rent for the calendar month immediately preceding the termination date of this Lease or the termination of Tenant’s right of possession; and
          (ii) From and after the sixty- first (61st) day following the termination of this Lease or the termination of Tenant’s right of possession, two hundred percent (200%) of the Base Rent for the calendar month immediately preceding the termination date of this Lease or the termination of Tenant’s right of possession.
17. INSURANCE.
     17.1 Waiver of Subrogation. Landlord and Tenant each hereby waive all claims against the other for loss of or damage to the Property or Premises or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies (or would have been covered and recoverable had the insurance required under this Lease been maintained as required under this Lease). Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, to it policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.
     17.2 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in full force during the entire term of this Lease: (a) a policy of commercial general liability insurance with a broad form comprehensive general liability endorsement applicable to the Premises and its appurtenances insuring Landlord, any mortgagees of Landlord, the management company managing the Center and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, which insurance shall have combined single limits of not less than $2,000,000 for bodily injury or death of any person or persons or property damage or destruction or in any one accident or occurrence and shall contain a contractual liability endorsement covering Tenant’s indemnity obligations under this Lease; (b) Plate glass insurance and all risks of physical loss insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s property in the Premises, and all leasehold improvements in the Premises made by Tenant, if any, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosion, and water damage of any type, including sprinkler leakage and bursting of pipes, with endorsements for assumed contractual liability with respect to liabilities assumed by Tenant under the provisions of this Lease (provided, however that Tenant may self insure for damage to or breakage of plate glass in the Premises); (c) Business interruption insurance covering periods of not less than one (1) year; (d) property damage insurance for Tenant’s trade fixtures, stock and all property located on the Premises for the full replacement value thereof; and (e) workers’ compensation insurance as required by statute with employers liability coverage of not less than $500,000.00 per occurrence and a waiver of subrogation with respect to Landlord.
     Landlord shall have the right to cause such limits to be increased from time to time (but no more than once every five (5) years) based upon limits then customarily required of tenants in similar Property in the Chicago, Illinois area. The limit of any such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a landlord’s protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same at the expense of Tenant and Tenant shall reimburse Landlord for same, immediately upon demand, as additional Rent. Insurance required hereunder shall be obtained from companies satisfactory to Landlord. All insurance policies to be carried by Tenant hereunder shall be written as primary policies not contributing with or in excess of coverage, which Landlord may carry.
     17.3 Evidence of Insurance; Form of Insurance. Tenant shall deliver to Landlord, prior to right of entry and thereafter at least 30 days prior to expiration thereof, copies of all insurance policies or original copy of a certificate of insurance required herein or insurance binders evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to

Landlord. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to this Lease shall at all times be a company with at least a Best’s rating of A-VII and each such company shall be licensed and qualified to do business in Illinois. The form of such insurance shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld). All policies of insurance to be carried by Tenant hereunder (other than any worker’s compensation insurance) shall (i) specify Tenant and “owner(s) and its (or their) principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee(s)” (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds and (ii) contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days’ advance written notice of any change, cancellation, termination or lapse of said insurance.
     18. FIRE OR CASUALTY. If the Premises or the Building or the Center (including machinery or equipment used in the operation of the Center) shall be destroyed or damaged by fire or other cause and if the Premises, the Building and the Center can be repaired and restored within two hundred seventy (270) days after such damage and sufficient insurance proceeds are made available to Landlord to repair such damage and restore the Premises, Building and Center, then Landlord shall, to the extent insurance proceeds are actually made available to Landlord for purposes of repair and restoration, repair and restore same with reasonable promptness; provided, however, that Landlord shall only be obligated to repair or restore any improvements made to the Premises (including, without limitation, the Tenant Improvements or any Alterations) to the extent that (i) Landlord paid for the initial construction of such improvements (either directly or through an allowance granted to Tenant), and (ii) Landlord receives the insurance proceeds related to such improvements under the insurance described in clause (b) of Section 17.2 hereof. Tenant agrees to execute all documents and take all actions necessary to make the insurance proceeds described in clause (ii) of the immediately preceding sentence available to Landlord for the repair and restoration of the Premises. Notwithstanding anything contained herein to the contrary, if the Premises or the Building are substantially damaged or destroyed during the last twelve (12) months of the Term, either Landlord or Tenant shall have the right to terminate this Lease as of the date of the fire or other casualty by giving notice to the other within thirty (30) days after the date of the fire or casualty, in which event, Rent shall be apportioned on a per diem basis and paid to the date of such fire or casualty. Notwithstanding anything contained herein to the contrary, if such damage renders the Premises untenantable in whole or in part and cannot reasonably be repaired and estored within two hundred seventy (270) days, or if sufficient insurance proceeds are not made available to Landlord for repair or restoration and Landlord elects to not obtain or provide alternative financing, or if Landlord elects to demolish the Building or cease its operation, then either party shall have the right to cancel and terminate this Lease as of the date of such damage upon giving notice to the other party at any time within ninety (90) days after such damage shall have occurred. In the event any fire or casualty renders the Premises untenantable, in whole or in part, and if this Lease shall not be terminated by reason of such damage, then Rent shall abate during the period beginning with the date of such fire or other casualty and ending with the date when the Premises are again rendered tenantable, by an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. Notwithstanding anything contained herein to the contrary, if any fire or other casualty is caused by the negligence or willful misconduct of Tenant or its agents or employees, Tenant shall not be entitled to terminate this Lease on account of such fire or other casualty, and Rent shall only abate to the extent Landlord actually recovers rent loss insurance proceeds specifically allocated to the Rent due under this Lease.
     19. CONDEMNATION. If the whole or any part of the Premises or the Building or any substantial portion of the parking area on the Land shall be taken or condemned by any competent authority for any public use or purpose or if any adjacent property or street shall be condemned or improved in such a manner as to require the use of any part of the Premises or of the Building or such parking area, the Term, at the option of Landlord, shall end upon the date when the possession of the part so taken shall be required for such use or purpose, and current Rent shall be apportioned as of the date of such termination. Tenant shall have no right to any apportionment of or share in any condemnation award or judgment for damages made for the taking of any part of the Premises or the Property but may seek its own award for loss of or damage to Tenant’s business or its property resulting from such taking, provided that such an award to Tenant does not in any way diminish the award payable to Landlord on account of such taking.
     20. NOTICES. All notices to be given by one party to the other under this Lease shall be in writing (except as expressly provided herein to the contrary), mailed, sent by overnight courier, hand delivered, or sent by facsimile transmission as follows:
(a)	To Landlord:
c/o New Management, Ltd.
212 N. Sangamon Street
Suite 1-A
Chicago, IL 60607
Attn: Property Manager
or to such other person or at such other address or to such other facsimile telephone number designated by notice sent to Tenant, and during the Term with a copy to the address to which Rent is then being paid under this Lease.
(b)	To Tenant: at the address or to the facsimile telephone number set forth in Section 1.3 above, and during the Term at the Premises or to such other address or facsimile telephone number designated by notice to Landlord.
Mailed notices shall be sent by United States certified or registered mail, postage prepaid. Mailed notices shall be deemed to have been given two (2) business days after posting in the United States mails. Notices sent by overnight courier shall be deemed to have been given one (1) business day after delivery to the overnight courier, notices which are hand delivered shall be deemed to have been given on the day tendered for delivery, and notices sent by facsimile transmission shall be deemed to have been given on the day and at the time transmitted, as evidenced by the confirmation slip generated by the sender’s facsimile machine.

21. ADDITIONAL COVENANTS OF TENANT. Tenant hereby covenants and agrees to comply with, and to cause its employees, agents, clients, customers, invitees and guests to comply with, the following provisions:
(a)	Any sign, lettering, picture, notice, or advertisement installed within the Premises shall be installed at Tenant’s cost and in compliance with all Laws. Without obtaining Landlord’s prior, written consent (which consent may be withheld in Landlord’s reasonable discretion) no sign, lettering, picture, notice, or advertisement may be placed on any portion of the Premises, which is visible from outside the Premises.

(b)	Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building for any purpose other than for identifying Tenant’s business address, or use the name of the business park, as it may from time to time be known, in which the Building is located, or use any picture or likeness of the Building in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord’s prior consent in writing.

(c)	Tenant shall not place any radio or television antenna on the roof of the Building or on any other part of the Property other than inside the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises. Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or create odors, any of which may be offensive to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere.

(d)	Tenant shall not obstruct sidewalks or entrances in and about the Property. Tenant shall not place objects against doors or windows, which would be unsightly from the exterior of the Building, and will promptly, remove same upon notice from Landlord. Tenant shall store and dispose of refuse as directed by Landlord, including, without limitation, storing and disposing of all refuse in a neat and clean condition so as not to be visible to members of the public and so as not to create any health or fire hazard. In no event shall Tenant burn any refuse at any time in the Premises or on or about the Property. Tenant shall not: (i) leave or store any pallets on or around the loading docks, parking areas or anywhere on the Property outside of the Premises or park any truck trailers in the parking areas on the Land for any purpose (including, without limitation, storage purposes, temporary or permanent); or (ii) store any boxes, materials, goods or equipment anywhere on the Property outside of the Premises.

(e)	Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless expressly included within the Permitted Use.

(f)	Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning systems, and shall not adjust any controls other than room thermostats installed for Tenant’s use or take any action which could jeopardize the warranties covering the heating, ventilating and air conditioning systems.

(g)	Door keys for doors in the Premises will be furnished at the commencement of the Term by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. At the end of the Term or upon a termination of Tenant’s right of possession, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(h)	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises (including, without limitation, truck docks) closed and secured.

(i)	Peddlers, solicitors, and beggars shall be reported promptly to Landlord.

(j)	Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to the Permitted Use without the written permission of Landlord.

(k)	Tenant shall comply with all covenants, conditions and restrictions of record encumbering or relating to the Property or any portion thereof of which Tenant has received copies and with all rules and regulations issued from time to time by Landlord.

(l)	Tenant will not in any manner deface or injure the Property or any part thereof or overload the floors of the Premises.

(m)	Tenant will not use the Premises for lodging or sleeping purposes or for any immoral or illegal purposes.

(n)	Tenant shall not at any time manufacture, sell, use or give away, and shall not at any time permit the manufacture, sale, use or gift of any spirituous, fermented, intoxicating or alcoholic liquors on the Premises or Property. Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises or Property.

(o)	In no event shall Tenant permit on the Property flammables or explosives or any other article of an intrinsically dangerous nature. If by reason of Tenant’s failure to comply with the provisions of this Section, any insurance coverage is jeopardized or insurance premiums are increased, in addition to all other rights and remedies available to Landlord upon a default by Tenant under this Lease, Landlord shall have the right to require Tenant to make immediate payment of the increased insurance premium, if any.

(p)	Tenant shall not introduce, use, handle, generate, treat, transport, store or dispose of, or permit the introduction, use, handling, generation, treatment, transportation, storage or disposal of any Hazardous Materials in, on, under, to, from, around or about the Premises, the Building or the Property, except for Hazardous Materials in quantities or concentrations which comply with Environmental Laws (without the need for a special permit). Tenant shall indemnify, defend and hold harmless Landlord, its partners and their respective officers, directors, shareholders, servants, agents and employees from and against all fines, penalties, liens, suits, procedures, claims, demands, liabilities, damages (including consequential damages), actions, causes of action, costs and expenses of every kind and nature whatsoever (including, without limitation, reasonable attorneys’, engineers’, experts’ and consultants’ fees and costs of testing, monitoring, remediation, removal and cleanup), contingent or otherwise, known or unknown, incurred or imposed, arising directly or indirectly out of or in any way connected with Tenant’s breach of the covenants set forth in this Section 21(p). Tenant’s obligations under the immediately preceding sentence shall survive the expiration or earlier termination of this Lease and a termination of Tenant’s right to possess the Premises.
22. ESTOPPEL CERTIFICATES; MORTGAGE ISSUES.
     22.1 Estoppel Certificates. Tenant agrees that from time to time upon not less than ten (10) days prior request by Landlord or any Mortgagee, Tenant will deliver to Landlord or such Mortgagee an estoppel certificate substantially in the form of Exhibit D attached hereto and made a part hereof or in such other form as Landlord or such Mortgagee may request. In the event Tenant fails or refuses to deliver any such certificate within said 10-day period, in addition to all other rights and remedies available under this Lease, at law or in equity upon a default by Tenant under this Lease: (i) Tenant hereby appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such certificate, and (ii) Tenant shall be deemed to have accepted, agreed with and certified to, each of the statements set forth in any such certificate.
     22.2 Subordination and Attornment. Landlord may sell the Land and become the tenant under a ground or underlying lease of the Land and this Lease and all rights of Tenant hereunder will then be subject and subordinate to such underlying lease and any extensions or modifications thereof. This Lease and all of Tenant’s rights hereunder shall also be subject and subordinate to any mortgage or mortgages (and the liens thereof) now or at any time hereafter in force against the Building, the Land and/or the underlying leasehold estate, and to all advances made or hereafter to be made upon the security thereof; Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such mortgage or mortgages as Landlord from time to time may request. Tenant covenants and agrees that, if by reason of any default on the part of Landlord as tenant under said underlying lease, or as the mortgagor under any mortgage to which this Lease is subject and subordinate, said underlying lease is terminated or such mortgage is foreclosed by summary proceedings, voluntary agreement or otherwise, Tenant, at the election of the landlord under said underlying lease or the owner of such mortgage, as the case may be, will attorn to and recognize such landlord or mortgage owner as the “Landlord” under this Lease; provided such agreement to attorn is conditioned upon such landlord’s or mortgage owner’s agreement that so long as no Event of Default has occurred and is continuing, such landlord or mortgage owner shall not disturb Tenant’s rights hereunder. Tenant further agrees to execute and deliver at any time upon request of Landlord, any Mortgagee or any party, which shall succeed to the interest of Landlord as tenant under said underlying lease, any instrument to evidence such attornment and non-disturbance. Subject to the preceding sentence, Tenant waives the provision of any law now or hereafter in effect which may give to Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by the landlord under said underlying lease or the owner of such mortgage to terminate said underlying lease or foreclose such mortgage. At the election of the owner of any such mortgage (expressed in a document signed by such owner), such owner may make all or some of Tenant’s rights and interests in this Lease superior to any such mortgage and the lien thereof.
     22.3 Notices to Mortgagees. Tenant agrees to give any Mortgagee for which it has notice, by registered mail, a copy of any notice of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default, then such Mortgagee shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured by such Mortgagee within thirty (30) days, such Mortgagee shall have such additional time as may be necessary to cure such default (including, without limitation, time necessary to obtain possession of the Property if possession is necessary to cure such default), and Tenant shall not pursue any remedies (except for any express rights to abate Rent hereunder) it may have for such default and this Lease shall not be terminated, while such cure is being diligently pursued.
     22.4 Quiet Possession. So long as no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, always subject, however, to the terms and conditions of this Lease.
23. MISCELLANEOUS.
     23.1 Definition of Landlord. For purposes of this Lease, Landlord shall mean Landlord hereinabove named, except that in the event of any sale or other transfer of the Property or the Building, the seller or transferor (and the beneficiaries of any selling or transferring land trust) shall be and hereby is and are entirely freed and relieved of all agreements, covenants and obligations of the Landlord hereunder accruing from and after the effective date of such transfer, and without further agreement between the parties and the purchaser or transferee on any sale or transfer, such purchaser or transferee shall be deemed and held to have assumed and agreed to carry out any and all agreements, covenants and obligations of the Landlord hereunder accruing from and after the effective date of such sale or transfer.
     23.2 Real Estate Brokers. Tenant represents that Tenant has dealt with no other broker in connection with this Lease other than Epic/Savage as the Tenant’s broker and Paine-Wetzel as the Landlord’s broker, and that in so far as Tenant knows, no other broker or finder negotiated this Lease or is entitled to any fee or commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and its partners and their respective officers, shareholders, directors, agents and employees free and harmless from and against all claims for broker’s commissions or finder’s fees by any person claiming to have represented or procured, or to have been engaged by, Tenant in connection with this transaction other than the Brokers. Landlord represents that Landlord has dealt with no broker in connection with this Lease other than the Brokers and that insofar as Landlord knows, no other broker or finder negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord agrees to indemnify, defend and hold Tenant free and harmless from and against all claims for broker’s commissions or finder’s fees by any person claiming to have represented or to have been engaged by Landlord in connection with this transaction.
     23.3 Cumulative Remedies. All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.
     23.4 Default Interest. All payments becoming due under this Lease shall be considered as Rent, and if any such payments remain unpaid for more than ten (10) days after the date when due, such payments shall bear interest from the date when due until the date paid at a rate of interest per annum equal to four percent (4%) in excess of the rate announced or published from time to time by Harris Trust and Savings Bank at its office in Chicago, Illinois as its prime or equivalent base rate of interest adopted as a general benchma rk from which Harris Trust and Savings Bank determines the floating interest rates chargeable on various loans to borrowers from time to time. Landlord’s right to receive such interest shall not, in any way, limit any of Landlord’s other remedies under this Lease or at law or equity.
     23.5 Grammatical Interpretation. The word “Tenant” wherever used herein shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.
     23.6 Successors and Assigns. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit, not only of Landlord and of Tenant, but also of their respective heirs, legal representatives, successors and assigns, provided this clause shall not permit any assignment contrary to the provisions of Section 10 hereof.
     23.7 No Oral Modifications. All of the representations and obligations of Landlord are contained herein, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless contained in a writing signed by

Landlord or by a duly authorized agent of Landlord empowered by a written authorization signed by Landlord.
     23.8 Irrevocable Offer; No Option. In consideration of Landlord’s administrative expense in considering this Lease, Tenant’s submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant’s irrevocable offer to continue for twenty (20) days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant’s offer, whichever shall first occur. If within said 20-day period Landlord shall neither return this Lease duly executed by Landlord nor so advise Tenant of Landlord’s rejection of Tenant’s offer, then Tenant shall be free to revoke its offer. Although Tenant’s execution of this Lease shall be deemed an irrevocable offer by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.
     23.9 No Air Rights. No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
     23.10 Intentionally Omitted.
     23.11 Landlord’s Title. Landlord’s title to the Property is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord to the Property.
     23.12 Recording Prohibited. Neither this Lease, nor any memorandum, affidavit or other writing with respect hereto, shall be recorded in any public record by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.
     23.13 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party, to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of lessor and lessee.
     23.14 Limitation of Liability. Any claim against, or liability or obligation of, Landlord under this Lease or relating to the Property or the Premises shall be limited solely to and satisfied solely from the interest of Landlord in the Property, and no partner in Landlord, or partner in a partner, shall be individually or personally liable for any claim arising out of this Lease or relating to the Property or the Premises. A deficit capital account of any such partner shall not be deemed an asset or property of Landlord.
     23.15 Excuse for Non-Performance. Except as expressly provided to the contrary in this Lease, this Lease and Tenant’s obligation to pay Rent hereunder and to perform all of Tenant’s covenants and agreements hereunder shall not be impaired or affected, and Landlord shall not be in default hereunder, if Landlord is unable to fulfill any of its obligations under this Lease because of any Events of Force Majeure.

     23.16 Late Charge. If any payment or installment of Rent owed by Tenant under this Lease or under the Work Letter is not paid when due, in addition to the amounts due under Section 23.4 hereof, Tenant shall pay, as a late charge, an amount equal to the greater of $100.00 or five percent (5%) of the amount overdue.
     23.17 Parking. Tenant and its agents, employees, customers, guests and invitees shall not use parking spaces on the Property designated by Landlord as “reserved parking”; provided, Landlord shall not designate any parking adjacent to the Premises to be “reserved parking” for the benefit of another tenant of the Center. Tenant agrees to comply with all rules and regulations, which Landlord may promulgate from time to time with respect to use of the parking areas on the Property. Tenant may use parking adjacent to its leased space so long as it does not block the main road way or impedes any other tenants access to its space.
     23.18 Riders and Exhibits. All exhibits and riders attached to this Lease are made a part hereof and are incorporated herein by reference.
24.	EXCULPATION.
     This Lease is executed by LaSalle Bank and Trust Company of Chicago (“LB”), not personally but as Trustee as aforesaid, in the exercise of the power of authority conferred upon it as such Trustee and under the express direction of the beneficiaries of that certain Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06. It is expressly understood and agreed that nothing herein contained shall be construed as creating any liability whatsoever against said Trustee or beneficiaries personally, or against any successor or assign of the foregoing, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee or beneficiaries of every sort, if any, is hereby expressly waived by said Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the said Trustee or beneficiaries or any successor or assign of the foregoing are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to the Premises hereby leased, as the same is from time to time encumbered, for the payment thereof. It is further understood and agreed that the said Trustee merely holds naked legal title to the property herein described; that said Trustee has no control over, and under this Lease, assumes no responsibility for, (1) the management or control of such property, (2) the upkeep, inspection, maintenance or repair of such property, (3) the collection of rents or the rental of such property, or (4) the conduct of any business which is carried on upon such premises.
     It is further agreed by the parties hereto that whenever and wherever the provisions of this Lease contain any reference to the right of the Tenant to be indemnified, saved harmless, or reimbursed by Landlord, for any costs, claims, loss, fines, penalties, damages or expenses of any nature, including without limitation, attorneys’ fees, arising in any way out of the execution of this instrument or the relationship of Tenant/Landlord under this instrument, then such obligation, if any, on the part of the Landlord shall be construed to be only a right of reimbursement in favor of Tenant out of the trust estate held under Trust No. 123103-06, from time to time, so far as the same may reach; and in no case shall any claim of liability or right of reimbursement be asserted against LB individually, or said beneficiaries individually, all such personal liability, if any, being hereby expressly waived; and this agreement shall extend to and inure for the benefit of the parties hereto, their respective successors and assigns, and all parties claiming by, through and under them. In event of any question of apparent or claimed liability or obligation resting upon the said trustee or said beneficiaries, these exculpatory provisions shall be controlling.
     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be duly executed as of 29th day of July, 2005.

TENANT:		TENANT:

Home Products International, Inc.		LASALLE BANK, NA OF CHICAGO, not
personally but solely as Trustee under Trust
By:	/s/ Donald J. Holtz	Agreement dated June 26, 1997 and known as

Its:	Chief Financial Officer	Trust Number 123103- 06

		By:	/s/ Lisa Wilburn

		Its:	Trust Officer

EXHIBIT A
PLAN OF THE PREMISES
[see attached]

EXHIBIT B
LANDLORD’S WORK
     Pursuant to a Lease (“Lease”) by and between Home Products International, Inc. (“Tenant”) and LaSalle Bank, NA of Chicago, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103-06 (together with its successors and assigns, “Landlord”), Tenant is leasing space (“Premises”) as more fully described in the Lease in a center (“Center”) commonly known as Midway Business Center. Tenant is leasing the Premises in “as is” condition. Except for what is contained in the provisions of the Lease and this Exhibit B. Unless otherwise defined herein, all defined terms used herein shall have the same meanings as set forth in the Lease.
SECTION I. Space Improvements:
Prior to Occupancy or as soon as reasonably practical, Landlord shall make at its sole cost and expense, the following improvements to the Premises on Tenant’s behalf:
A. All lighting (including bulbs, tubes and ballasts) shall be operational and repaired/replaced as necessary.
B. Landlord shall insure that all existing heating and air-conditioning units are in good working order.
C. Landlord will provide up to four 10’x10’ wall openings in the CMU walls at tenants choice of location of Tenant.

EXHIBIT C
LEGAL DESCRIPTION OF THE PROPERTY
[see attached]

EXHIBIT D
TENANT ESTOPPEL CERTIFICATE AND AGREEMENT

TO:	Tenant Representative
Home Products International, Inc.
4501 West 47th Street
Chicago, Illinois 60632

RE:	Lease (the “Lease”) dated ___ between LA SALLE BANK, NA OF CHICAGO, as Trustee under Trust Agreement dated June 26, 1997 and known as Trust Number 123103 -06, (“Landlord”) and Home Products International (“Tenant”), for premises containing ___square feet (the “Premises”) located at ______, in the Midway Business Center, Chicago, Illinois.
Ladies and Gentlemen:
     The undersigned, the Tenant under the referenced Lease, hereby certifies and confirms to and agrees with as follows:
1.	The Lease is presently in full force and effect and has not been changed, altered, amended or modified, orally or in writing, except as follows: The term “Lease” as used herein means, collectively, (i) the original Lease and (ii) all amendments and other agreements referred to above. A copy of the entire Lease is attached hereto as Exhibit A. The Lease represents the entire agreement between Landlord and Tenant. The obligations of Tenant under the Lease are guaranteed by: (“Guarantor”).
2.	Landlord has fulfilled all of its obligations under the Lease to date, regarding the completion of the improvements and the Premises, and all alterations or additions thereto, required to be completed by Landlord according to the Lease in accordance with the plans and specifications therefor approved by Tenant. Landlord has satisfied all commitments, arrangements and understandings made to induce Tenant to enter into the Lease. To Tenant’s knowledge, Landlord is not in default under the Lease and no fact or conditions exist which, together with the giving of notice or the passage of time, or both, would constitute such default.
3.	Tenant has no existing defenses, claims or counterclaims against Landlord or enforcement of the Lease by Landlord. Tenant has not advanced any funds by or on behalf of Landlord, and Tenant is not entitled to any credit, rebate, rent abatement or any offset or reduction in rent.
To Tenant’s knowledge, Tenant is not in default under the Lease and no fact, conditions exist which, together with the giving of notice, or the passage of time, or both, would constitute such default. Tenant’s interest under the Lease has not been assigned, by operation of law or otherwise, and no sublease, concession agreement, or license covering the Premises or any portion thereof has been entered into by Tenant.
4.	No monetary obligations of Tenant under the Lease, including, without limitation, rent have been prepaid for more than thirty (30) days in advance.

5.	The amount of the Security Deposit being held by Landlord is $ ___in the form of cash. Landlord has not applied the Security Deposit to the payment of rent or any other amounts due under the Lease.

6.	The total leasable area of the Premises for purposes of the Lease is set forth in the Lease.

7.	The current fixed base rent to be paid to Landlord monthly is $___. The last payment of Additional Rent on account of increases in real estate taxes and insurance over a 2006 base year is $___.

8.	The Landlord has granted to Tenant free rent periods as described in the Lease. ______

9.	Tenant has an option to expand, or extend the term of the Lease.

10.	Tenant has paid Base Rent and Additional Rent, as defined in the Lease through and including ___, 20___.

11.	Tenant has all necessary licenses and permits to carry on its business at the Premises. Tenant has received no notice from any insurance company or governmental agency or official of any defects or inadequacies in the Premises or the Property.

12.	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof, other than

13.	Tenant has no notice of any prior assignment or pledge of rents or of the Lease by Landlord.

14.	Tenant has received no notice of any claim, litigation or proceeding (including condemnation), pending or threatened, against or relating to the Premises. Tenant has received no notice of, and has no knowledge of, any violations of any federal, state, county or municipal statutes, laws, codes, ordinances or directives relating to the use or conditions of the Premises or Tenant’s operation thereon.
     The undersigned understands that ___ is acting in reliance upon the certifications and agreements set forth herein, and agrees that ___ and its successors and assigns may rely upon such certification and agreements as conclusive evidence of the matters set forth herein.

D-2

     IN WITNESS WHEREOF, the undersigned Tenant has executed and delivered this Estoppel Certificate as of the ___ day of ___, 20___.

TENANT:

Home Products International, Inc.

By:

Its:

D-3